UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 13, 2010


                                  JIN JIE CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-147716               98-0550257
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

     409 - 4TH Floor, Tsui King House, Choi Lung Estate, Kowloon, Hong Kong
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code (702) 533-3083

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 13, 2010 Jin Jie Corp. (the "Company") and certain of its shareholders entered into an agreement with Green Biofuels Holdings Ltd., an Israeli company ("GBH"), and all of its shareholders (collectively the "GBH Shareholders") pursuant to which we agreed to purchase all of GBH's interest in the GBH Carbon Credit Project and all related knowhow, trademarks, patents and agreements.

As consideration for the sale and transfer of the GBH Carbon Credit Project Assets to our company, the Company agreed to assume and carry out all GBH's responsibilities under certain agreements for carbon reduction. Upon closing of the transaction, if completed, our company will be in the business of assisting companies to obtain carbon credits under the Clean Development Mechanism of the Kyoto Protocol of 1997.

In addition to the assumption of certain contracts by the Company, the agreement is subject to a number of closing conditions including the following:

     (a) The Company effecting a forward share split of 35:1 of its authorized and issued and outstanding shares of common stock;

     (b) The Company changing its name from "Jin Jie Corp." to "Blue Sphere Corporation";

     (c) Cally Kai Lai Lai and Wei Xiang Zeng jointly selling 5,584,000 (post-split) shares of the Company's outstanding common stock at a price of $0.001 per share to each of the three shareholders of GBH;

     (d) The Company entering into employment agreements with each of the GBH Shareholders on terms satisfactory to the Company and the shareholders pursuant to which the shareholders will expend no less than 75% of their time on the business of the Company;

     (e) Cally Kai Lai Lai and Wei Xiang Zeng jointly selling an aggregate of 1,675,000 (post-split) shares of the Company to certain nominees of GBH at a price of $0.001 per share;

     (f) The Company having no liabilities other than legal fees accrued for the purpose of the transaction in the maximum of $40,000;

     (g) each of the GBH Shareholders agreeing not to compete with the business of the Company for a period of one year following termination of their employment agreement with the Company

     (h) The Company agreeing to appoint two nominees of GBH to the board of directors;

     (i) The Company complete a financing prior to or upon closing of up to $500,000 comprising of units at $0.50 per unit with each unit consisting of one shares and one share purchase warrant exerciseable at a price of $0.75 for a period of five years from the closing date; and

     (j)  Satisfactory completion of due diligence by both parties.

Closing of the transaction is intended to take place on or before February 10, 2010. There is no assurance that the transaction will be completed as planned or at all.

The securities to be issued in connection with the proposed transaction have not been and will not be registered under the Securities Act of 1933 or under any state or other securities laws. The securities may not be offered or sold in the United States absent registration under the U.S. securities laws or unless exempt from registration under such laws.

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
A copy of the agreement is attached hereto as Exhibit 10.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    10.1 Carbon Credit Project Contract Acquisition Agreement among the Company, Green Biofuels Holdings Ltd. and its shareholders dated January 13, 2010


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIN JIE CORP.

Per:


/s/ Cally Ka Lai Lai
---------------------------------------------
Cally Ka Lai Lai
President, Treasurer, Secretary, and Director

Date: January 19, 2010



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